Comparison of change in value of $10,000 investment in Dreyfus Premier Greater China Fund Class A Shares, Class B Shares, Class C Shares and Class R Shares and the Hang Seng Index



EXHIBIT A:
                      DREYFUS      DREYFUS      DREYFUS     DREYFUS
                      PREMIER       PREMIER     PREMIER      PREMIER
                      GREATER       GREATER     GREATER      GREATER
                       CHINA        CHINA        CHINA       CHINA
 PERIOD     HANG        FUND         FUND         FUND        FUND
            SENG     (CLASS A      (CLASS B    (CLASS C     (CLASS R
          INDEX *     SHARES)       SHARES)     SHARES)      SHARES)
 5/12/98  10,000       9,427        10,000      10,000       10,000
10/31/98  10,005       9,638        10,184      10,184       10,232
10/31/99  13,430      11,005        11,545      11,546       11,719
10/31/00  15,385      13,982        14,240      14,560       14,930

*Source: Bloomberg L.P.




Comparison of change in value of $10,000 investment in Dreyfus Premier European
Equity Fund Class A Shares, Class B Shares, Class C Shares and Class R Shares and the Financial Times Eurotop 300 Index

EXHIBIT A:


                   DREYFUS         DREYFUS         DREYFUS         DREYFUS
                   PREMIER         PREMIER         PREMIER         PREMIER
                  EUROPEAN        EUROPEAN        EUROPEAN        EUROPEAN        FINANCIAL
                   EQUITY          EQUITY          EQUITY          EQUITY           TIMES
      PERIOD         FUND            FUND            FUND            FUND        EUROTOP 300
                  (CLASS A        (CLASS B        (CLASS C        (CLASS R          INDEX *
                   SHARES)         SHARES)         SHARES)         SHARES)
     12/10/98       9,427          10,000          10,000          10,000           10,000
      1/31/99      10,000          10,600          10,600          10,616           10,367
      4/30/99      10,498          11,104          11,104          11,144           10,575
      7/31/99      10,724          11,320          11,320          11,392           10,396
     10/31/99      10,596          11,168          11,168          11,264           10,831
      1/31/00      13,375          14,076          14,076          14,237           11,227
      4/30/00      14,605          15,338          15,338          15,550           11,598
      7/31/00      14,475          15,166          15,166          15,421           11,721
     10/31/00      13,569          13,796          14,196          14,468           11,025

*Source: Bloomberg L.P.





Comparison of change in value of $10,000 investment in Dreyfus Premier International Growth Fund
Class A Shares
and the Morgan Stanley Capital International World ex U.S. Index

EXHIBIT A:

                 DREYFUS             MORGAN
                 PREMIER             STANLEY
               INTERNATIONAL         CAPITAL
                  GROWTH          INTERNATIONAL
                  FUND                WORLD
  PERIOD        (CLASS A          EX U.S. INDEX*
                 SHARES)

  1/31/92         9,427              10,000
 10/31/92        10,317               8,835
 10/31/93        11,933              12,066
 10/31/94        12,604              13,260
 10/31/95        13,199              13,244
 10/31/96        14,546              14,727
 10/31/97        16,728              15,492
 10/31/98        15,975              16,835
 10/31/99        19,289              20,790
 10/31/00        21,352              20,491

* Source: Lipper Inc.




Comparison of change in value of $10,000 investment in Dreyfus Premier Japan Fund Class A Shares, Class B Shares, Class C Shares, Class R Shares and Class T Shares and the Morgan Stanley Capital International Japan Index

EXHIBIT A:

             MORGAN        DREYFUS    DREYFUS     DREYFUS    DREYFUS    DREYFUS
             STANLEY       PREMIER    PREMIER     PREMIER    PREMIER    PREMIER
             CAPITAL        JAPAN      JAPAN       JAPAN      JAPAN      JAPAN
          INTERNATIONAL      FUND       FUND        FUND       FUND       FUND
 PERIOD       JAPAN       (CLASS A   (CLASS B    (CLASS C   (CLASS R    (CLASS T
             INDEX *       SHARES)    SHARES)     SHARES)    SHARES)    SHARES)


12/15/99     10,000         9,427      10,000      10,000     10,000      9,549
 1/31/00     10,161         9,729      10,312      10,312     10,320      9,847
 4/30/00      9,908        10,958      11,592      11,592     11,632     11,092
 7/31/00      8,892         9,683      10,224      10,224     10,288      9,794
10/31/00      8,476         9,321       9,423       9,718      9,904      9,419


* Source: Lipper Inc.




Comparison of change in value of $10,000 investment in Dreyfus Premier Global
Allocation Fund Class A Shares, Class B Shares, Class C Shares and Class R
Shares with a Customized Blended Index and the Morgan Stanley Capital
International World Index

EXHIBIT A:

               DREYFUS      DREYFUS       DREYFUS       DREYFUS
               PREMIER      PREMIER       PREMIER       PREMIER                        MORGAN
                GLOBAL       GLOBAL        GLOBAL        GLOBAL                        STANLEY
              ALLOCATION   ALLOCATION    ALLOCATION    ALLOCATION                      CAPITAL
 PERIOD         FUND         FUND          FUND          FUND         CUSTOMIZED    INTERNATIONAL
               (CLASS A     (CLASS B      (CLASS C      (CLASS R         BLENDED        WORLD
                SHARES)      SHARES)       SHARES)       SHARES)         INDEX *        INDEX *
  6/29/98        9,427        10,000        10,000        10,000         10,000         10,000
 10/31/98        9,103         9,632         9,632         9,664         10,121          9,595
 10/31/99       10,415        10,936        10,936        11,088         11,614         11,986
 10/31/00       10,345        10,480        10,780        11,042         11,588         12,117

* Source: Lipper Inc.